Exhibit 4.3
Dated March 14, 2014
SECOND SUPPLEMENTAL INDENTURE
to
INDENTURE
DATED AS OF JULY 25, 2013
in respect of
£150,000,000 10.5% SENIOR SECURED NOTES DUE 2020

among
MARLIN INTERMEDIATE HOLDINGS PLC
as Issuer
CABOT FINANCIAL LIMITED
as Company
MARLIN FINANCIAL GROUP LIMITED
as Guarantor
MARLIN FINANCIAL INTERMEDIATE LIMITED
as Guarantor
THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee
J.P. MORGAN EUROPE LIMITED
as Security Agent

and certain Guarantors named herein

i

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 14, 2014, among the Guarantors named in Schedule 1 hereto (together with the Company (as defined below), the “New Guarantors”, and each, a “New Guarantor”), MARLIN INTERMEDIATE HOLDINGS PLC, a public limited company incorporated under the laws of England and Wales with its registered office at Marlin House, 16-22 Grafton Road, Worthing, West Sussex, United Kingdom, BN11 1QP (the “Issuer”), MARLIN FINANCIAL GROUP LIMITED, a private limited company organized under the laws of England and Wales, MARLIN FINANCIAL INTERMEDIATE LIMITED, a private limited company organized under the laws of England and Wales, CABOT FINANCIAL LIMITED, a private limited company organized under the laws of England and Wales (the “Company”), certain subsidiaries of the Company from time to time parties hereto, THE BANK OF NEW YORK MELLON, LONDON BRANCH, as trustee (the “Trustee”) under the Indenture referred to below, and J.P. MORGAN EUROPE LIMITED, as security agent.
RECITALS
WHEREAS the Issuer, the Company, and the Trustee are parties to an Indenture, dated as of July 25, 2013 (as amended, supplemented, waived or otherwise modified, including by the First Supplemental Indenture (as defined below), the “Indenture”), providing for the issuance of the Issuer’s 10.5% Senior Secured Notes due 2020;
WHEREAS, the Issuer, the Guarantors and the Trustee have entered into the first supplemental indenture to the Indenture dated as of February 19, 2014 (the “First Supplemental Indenture”), pursuant to which certain amendments set out therein become operative on the date hereof;
WHEREAS, pursuant to Section 4.16 of the Indenture, each New Guarantor is required to execute a Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture, including the agreement to guarantee contained herein;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1.	Capitalized Terms.
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.
Section 2.Agreement to Guarantee.
Pursuant to, and subject to the provisions of, Article XI of the Indenture, each New Guarantor (which term includes each other New Guarantor that hereinafter guarantees the Notes pursuant to the terms of the Indenture) hereby unconditionally and irrevocably guarantees, jointly and severally with each other New Guarantor and all Guarantors, to each Holder and to the Trustee and their successors and assigns to the extent set forth in the Indenture and subject to the provisions thereof (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest, premium, if any, on, the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each New Guarantor further agrees that the

Guaranteed Obligations maybe extended or renewed, in whole or in part, without notice or further assent from such New Guarantor and that such New Guarantors will remain bound under Article XI of the Indenture, notwithstanding any extension or renewal of any Guaranteed Obligation.
The Guaranteed Obligations of each New Guarantor to the Holders of Notes and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.
The obligations of each New Guarantor hereunder and under the Indenture shall be subject to the limitations set forth in Section 11.02 of the Indenture.
Notwithstanding any other provision of the Intercreditor Agreement, the Supplemental Indenture, the Cabot Senior Facilities Agreement and the Cabot Bridge Facilities Agreement, the obligations of Cabot Financial (Luxembourg) S.A. under clause 19 of the Cabot Bridge Facilities Agreement, under clause 23 of the Cabot Senior Facilities Agreement and with respect to any guarantees given under the Indenture for the obligations of the Issuer or of any company which is not a direct or indirect subsidiary of Cabot Financial (Luxembourg) S.A., shall be limited to an aggregate amount not exceeding the higher of:

(i)
(A) ninety-five (95%) percent of Cabot Financial (Luxembourg) S.A.’s own funds (capitaux propres), as referred to in article 34 of the Luxembourg law of 19 December 2002 on the trade and companies register, accounting and companies annual accounts, as amended, determined as at the date of this Supplemental Indenture, and increased by the amount of any Intra-Group Liabilities (without double counting); and

(B) ninety-five (95%) percent of Cabot Financial (Luxembourg) S.A.’s own funds (capitaux propres), referred to in article 34 of the Luxembourg law of 19 December 2002 on the trade and companies register, accounting and companies annual accounts, as amended, determined as at the date the guarantee under this Supplemental Indenture and/or the Indenture (as the case may be) is called, and increased by the amount of any Intra-Group Liabilities (without double counting).

(ii) For the purposes of sub-paragraph (i) above, “Intra-Group Liabilities” shall mean any amounts owed by Cabot Financial (Luxembourg) S.A. to any other member of the group, that have not been financed (directly or indirectly) by a borrowing or other raising of funds under the Note Documents (as such term is defined in the Indenture).
(iii) The guarantee limitation specified in sub-paragraph (i) above shall not apply to (A) any amounts borrowed or otherwise received by Cabot Financial (Luxembourg) S.A. under the Note Documents and (B) any amounts borrowed or otherwise received under the Note Documents (as such term is defined in the Indenture) and on-lent to Cabot Financial (Luxembourg) S.A. (in any form whatsoever).
For the purposes of this Supplemental Indenture, “Cabot Bridge Facilities Agreement” shall mean the senior secured bridge facilities agreement dated 8 February 2014 between, among others, Cabot Financial Limited, the original borrower and original guarantors, party thereto, J.P. Morgan Europe Limited as agent and security agent and the original lenders party thereto, as amended or supplemented from time to time.
Section 3.Ratification and Effect.
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes, by accepting the

Notes whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that each New Guarantor and each Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.08 of the Indenture and upon any defeasance of the Notes in accordance with Article VIII of the Indenture.
Section 4.Governing Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 5.Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and each New Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture and irrevocably waive any right to trial by jury in connection with any such suit, action or proceeding. The Issuer and each New Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, the Issuer and each New Guarantor hereby irrevocably designate and appoint Corporation Service Company (at its office at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Issuer in accordance with Section 13.02 of the Indenture, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.
Section 6.Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.	The Trustee.
The Trustee has entered into this Supplemental Indenture solely upon request of the Issuer and assumes no obligation hereunder. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto and not the Trustee.

Section 8.	Effect of Headings.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9.	Conflicts.
To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

Section 10.	Counterparts.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.	Successors.
All covenants and agreements in this Supplemental Indenture given by the parties hereto shall bind their successors.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
MARLIN INTERMEDIATE HOLDINGS PLC
as Issuer

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director
CABOT FINANCIAL LIMITED
as Company and Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL GROUP LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL INTERMEDIATE LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT CREDIT MANAGEMENT LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

(Signature Page to Second Supplemental Indenture)

CABOT FINANCIAL (LUXEMBOURG) S.A.
as Guarantor

By: /s/ Christopher Ross-Roberts
Name:
Title:

CABOT FINANCIAL HOLDINGS GROUP LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT CREDIT MANAGEMENT GROUP LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT FINANCIAL (UK) LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

(Signature Page to Second Supplemental Indenture)

CABOT FINANCIAL (EUROPE) LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

APEX CREDIT MANAGEMENT LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By: /s/ Trevor Blewer
Name: Trevor Blewer
Title: Vice President

J.P. MORGAN EUROPE LIMITED
as Security Agent

By: /s/ Belinda Lucas
Name: Belinda Lucas
Title: Associate

(Signature Page to Second Supplemental Indenture)

SCHEDULE 1
NEW GUARANTORS

Name of the Company	Registered Seat	Company Number
CABOT FINANCIAL (LUXEMBOURG) S.A.	6, rue Gabriel Lippmann L-5365 Munsbach Luxembourg	B 171.125
CABOT CREDIT MANAGEMENT LIMITED	1 Kings Hill Avenue Kings Hill West Malling Kent ME19 4UA United Kingdom	5,754,978
CABOT FINANCIAL HOLDINGS GROUP LIMITED	1 Kings Hill Avenue Kings Hill West Malling Kent ME19 4UA United Kingdom	4,934,534
CABOT CREDIT MANAGEMENT GROUP LIMITED	1 Kings Hill Avenue Kings Hill West Malling Kent ME19 4UA United Kingdom	4071551
CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED	1 Kings Hill Avenue Kings Hill West Malling Kent ME19 4UA United Kingdom	3936134
CABOT FINANCIAL (EUROPE) LIMITED	1 Kings Hill Avenue Kings Hill West Malling Kent ME19 4UA United Kingdom	3439445
FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED	1 Kings Hill Avenue Kings Hill West Malling Kent ME19 4UA United Kingdom	3958421
APEX CREDIT MANAGEMENT LIMITED	1 Kings Hill Avenue Kings Hill West Malling Kent ME19 4UA United Kingdom	3,967,099